As filed with the Securities and Exchange Commission on November 10, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WAVE LIFE SCIENCES LTD.

(Exact name of registrant as specified in its charter)

Singapore	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

8 Cross Street #10-00

PWC Building

Singapore 048424

+65 6236 3388

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation

155 Federal Street, Suite 700

Boston, Massachusetts 02110

(617) 757-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

William C. Hicks Matthew J. Gardella Linda Rockett Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, Massachusetts 02111 (617) 542-6000	Frank F. Rahmani Nicole Brookshire John T. McKenna Cooley LLP 500 Boylston Street Boston, Massachusetts 02116 (617) 937-2300

Approximate date of commencement of proposed sale to public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration No. 333-207379

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non–accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(1)
Ordinary shares, no par value per share	$19,550,000	$1,969

(1)	The registration fee is calculated in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended. The registrant previously registered securities at an aggregate offering price not to exceed $97,750,000 on a Registration Statement on Form S-1, as amended (File No. 333-207379), which was declared effective by the Securities and Exchange Commission on November 10, 2015. Includes the aggregate offering price of shares that the underwriters have the option to purchase.
(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purpose of registering ordinary shares, no par value per share, of WAVE Life Sciences Ltd., a Singapore company (the “Registrant”). The contents of the Registrant’s Registration Statement on Form S-1 (File No. 333-207379), as amended, which was declared effective on November 10, 2015, and all exhibits thereto, are incorporated herein by reference into, and shall be deemed part of, this registration statement.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on the 10th day of November, 2015.

WAVE LIFE SCIENCES LTD.

By:	/s/ Paul B. Bolno, M.D.
Paul B. Bolno, M.D. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul B. Bolno, M.D. Paul B. Bolno, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	November 10, 2015

/s/ Kyle Moran Kyle Moran	Vice President, Head of Finance (Principal Financial Officer and Principal Accounting Officer)	November 10, 2015

* Gregory L. Verdine, Ph.D.	Director	November 10, 2015

* Peter Kolchinsky, Ph.D.	Director	November 10, 2015

* Koji Miura	Director	November 10, 2015

* Ken Takanashi	Director	November 10, 2015

* Masaharu Tanaka	Director	November 10, 2015

* Takeshi Wada, Ph.D.	Director	November 10, 2015

*By:	/s/ Paul B. Bolno, M.D.
Paul B. Bolno, M.D. Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Camford Law Corporation

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Camford Law Corporation (included in Exhibit 5.1)

24.1*	Power of Attorney

*	Filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-207379) filed with the Commission on October 9, 2015.